Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 3, 2010, except for the last paragraph of Note 1, as to which the date is February 3, 2011, in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-170965) and related Prospectus of Fluidigm Corporation for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

Palo Alto, California

February 9, 2011